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Exhibit 21 Subsidiaries of MBNA Corporation

Name                                             Incorporated
----                                             ------------
MBNA America Bank, N.A.                          United States
MBNA International Bank Limited*                 United Kingdom
MBNA Consumer Services, Inc.                     Delaware
MBNA Hallmark Information Services, Inc.*        Delaware
MBNA Marketing Systems, Inc.*                    Delaware
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*A subsidiary of MBNA America Bank, N.A.